FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2017

MCPI, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54770	45-0704149
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1137 Highway 80 East PO Box 1218 TOMBSTONE, AZ		86638
(Address of Principal Executive Office)		(Zip Code)

Registrant's telephone number, including area code: (520) 457-2392

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Material Definitive Agreement

On February 22, 2017, MCPI, Inc. (the “Registrant”) entered into a Material Definitive Agreement with L2 Capital, LLC, a Kansas limited liability company (“L2 Capital”).

Our MDA has several components:  Under the Equity Purchase Agreement (‘Equity Line”), the Registrant has the right, but not the obligation, to sell shares of its common stock to L2 Capital at 75% of the prevailing OTC market price, as determined by the public market over time periods set out in the Equity Line, for up to $3,000,000.  Under the Registration Rights Agreement (“Registration Rights”), the Registrant Is obliged to register the offering of shares to be put under the Equity Line with the Securities and Exchange Commission on Form S-1, and certain Blue Sky regulators, so that L2 Capital may, presumably, resell such shares under our Rule 424 Prospectus.  The Registrant paid a 3% capital commitment fee to L2 Capital, by issuing to it a $90,000 8% Convertible Promissory Note (“Note”)  The Note requires us to repay $45,000, with interest, in six (6) months, and the balance upon the effective date of the referenced Form S-1, or an additional six (6) months, whichever is earlier.  Our default would trigger conversion rights in favor of L2 Capital, permitting it to demand issuance of shares at a 30% discount to market sufficient to satisfy any amounts due.  Also included are share reserve requirements, under which our transfer agent, VStock Transfer, Inc., agrees to maintain a portion of our authorized but unissued shares sufficient to meet our obligations under the Equity Line and Note.

The foregoing is a summary only of the terms of the MDA.  Copies of the Equity Line, Registration Rights and Note are submitted herewith, and the descriptions herein are qualified entirely by reference to the express language of these documents.

Item 9.01 – Financial Statements and Exhibits Submitted

Exhibit 10.1 – Equity Purchase Agreement

Exhibit 10.2 – Registration Rights Agreement

Exhibit 10.3 – Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 22, 2017	MCPI, INC.

/s/ J.T. Bauska
John T. Bauska, CEO

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